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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 1999 relating to the financial statements of iXL Enterprises, Inc., which appears in its Registration Statement on Form S-1 dated November 18, 1999. We also consent to the incorporation by reference of our report dated February 5, 1999 relating to the financial statement schedules, which appears in such Registration Statement on Form S-1.


PricewaterhouseCoopers LLP
Atlanta, Georgia
December 10, 1999